NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2021 THIRD QUARTER RESULTS

Third Quarter Highlights:
•Kaman revises full year outlook for 2021; higher earnings from continuing operations on lower sales, cash flow guidance unchanged
•Net sales from continuing operations of $179.8 million, down 15.9% over the prior year period
•Gross profit from continuing operations of $63.1 million; or 35.1% of sales, a 380 basis point increase over the prior year period
•Earnings from continuing operations of $14.7 million, up $2.8 million from the second quarter of 2021 and $53.2 million over the third quarter of 2020
•Adjusted EBITDA from continuing operations* of $27.8 million, or 15.5%, a 70 basis point improvement from the second quarter of 2021
•Diluted earnings per share from continuing operations of $0.53; Adjusted diluted earnings per share from continuing operations* of $0.60
•Year-to-date net cash provided by operating activities of $14.1 million; Adjusted Free Cash Flow* of $27.9 million, a $94.5 million improvement over the prior year period

BLOOMFIELD, Conn. (November 2, 2021) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended October 1, 2021.

Ian K. Walsh, Chairman, President and Chief Executive Officer, commented, “We continue to focus on driving improved performance through the deployment of our operations excellence model across all of our businesses, which provides a sustainable foundation to achieve our financial targets. We saw gross margin of 35.1% in the quarter, a strong result which helped drive a sequential increase of $2.8 million in earnings from continuing operations and our third consecutive quarter of sequential Adjusted EBITDA* margin growth to 15.5%."

"Our solid third quarter results also underscore the benefits we receive from the diversity of our product offerings. During the quarter we saw sequential improvements on sales to Boeing and Airbus, specifically for our bearings products, while continuing to see year-over-year sales growth in our medical and industrial product lines. For the quarter, we generated Net Cash Provided by Operating Activities of $28.8 million, leading to Free Cash Flow* in the period of $25.6 million, giving us a high degree of confidence in our Free Cash Flow* expectations for the full year."

"We remain committed to driving organic growth through new product development and recently met a number of significant milestones. First, we unveiled our KARGO UAV aerial vehicle, a new purpose built medium-lift autonomous aircraft. Since the unveiling we have received interest from multiple defense and commercial customers, demonstrating the need for this cost-effective cargo hauling system. Second, we continue to expand the utilization of our Titanium Diffusion Hardening solution exploring opportunities across multiple end markets. To-date we have a number of TDH applications on new space platforms and recently we received an award to provide components to a leading eVTOL manufacturer. These achievements speak to our focus on innovation and investment across our organization with a specific focus on growing our highly engineered product offerings."

Management's Commentary on Third Quarter Results:

Net sales for the quarter decreased 15.9% when compared to the third quarter of 2020 and 1.4% sequentially. Organic sales*, which excludes sales from our former U.K. composites business, decreased 14.8% from the third quarter of 2020 and 1.4% from the second quarter of 2021. As expected, the decrease from the prior year period was primarily driven by lower Defense sales, given the record JPF sales volume we recorded in the third quarter of 2020. During the third quarter of 2021, we delivered 4,000 fuzes, bringing our total year-to-date deliveries to 20,290 units; and we now expect JPF deliveries for the year to be 28,000 to 30,000 units, slightly below our prior expectations. Given the over-time revenue recognition method related to our USG contract, the reduction in deliveries does not result in a change to our sales expectations for this product. Excluding the JPF sales results and taking into consideration the shift of a K-MAX® aircraft sale to the fourth quarter, Organic sales* would have been up for the remainder of the business as compared to the prior year period.

Sales for our Commercial, Business and General Aviation products increased 8.8% from the second quarter of 2021, with much of the increase relating to bearings product sales to Boeing and Airbus and an increase in engine aftermarket components.

Higher sales volume of our medical devices and implantables and miniature bearings contributed to year-over-year growth in our Medical and Industrial product lines. Sales for our Medical and Industrial products increased 25.6% and 29.4%, respectively, when compared to the third quarter of 2020. We continue to see high order intake for these product offerings and expect strong performance through the remainder of the year.

Gross margin for the period of 35.1% was up 380 basis points over the third quarter of 2020 and 110 basis points sequentially from the second quarter, despite the decrease in net sales. Margin improvement was largely driven by the absence of sales from lower margin programs from our former U.K. composites business and improved performance on our K-MAX® spares and support and on our seals, springs and contacts.

2021 Outlook

We have adjusted our outlook for the remainder of the year, due to the risk associated with a K-MAX® sale shifting into 2022 and lower sales volume for certain aerospace structures programs. We are raising Earnings from continuing operations and Adjusted EBITDA margin* expectations, driven by improved results from our operations excellence initiatives and lower expected sales on lower margin programs. The revised Sales from continuing operations and earnings expectations result in a tighter Diluted EPS range, which aligns with our previously reported outlook. Following solid performance in the third quarter, we are re-affirming our Adjusted Free Cash Flow* guidance for the year.

(in millions)	2020	2021 Outlook
	Actual	Low End	High End
Sales
Sales from continuing operations	$784.5	$710.0	$720.0
Sales of Disposed Business(1)	21.5	—	—
Organic Sales*	$763.0	$710.0	$720.0

Adjusted EBITDA*
(Losses) Earnings from continuing operations	$(70.4)	$45.5	$48.5
Adjustments	173.3	47.0	49.0
Adjusted EBITDA* from continuing operations	$102.9	$92.5	$97.5
Adjusted EBITDA margin* from continuing operations	13.1%	13.0%	13.5%

Adjusted Diluted Earnings Per Share*
Diluted Earnings Per Share	$(2.54)	$1.63	$1.74
Adjustments	4.65	0.21	0.21
Adjusted Diluted Earnings Per Share*	$2.11	$1.84	$1.95

Cash Flow
Net cash provided by operating activities from continuing operations(2)	$16.5	$25.0	$35.0
Bal Seal Acquisition Retention Payment	—	25.1	25.1
Cash used for the purchase of property, plant and equipment	(17.8)	(20.0)	(20.0)
Adjusted Free Cash Flow*	$(1.3)	$30.1	$40.1

Discretionary Pension Contribution	$10.0	$10.0	$10.0
(1) In the first quarter of 2021 the Company sold its U.K Composites Business which did not qualify for reporting as a discontinued operation under GAAP. In 2021, we recorded sales of $1.7 million for this business which was not contemplated as part of our outlook for the year.
(2) Net cash provided by operating activities from continuing operations includes the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners that was accounted for as compensation expense under ASC 805 in 2020.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, November 3, 2021, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 2868097) or via the Internet at www.kaman.com. Please go to the website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 2868097. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the third quarter 2021 results will be posted to the Company’s website prior to the earnings call at http://www.kaman.com/investors/presentations.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the Aerospace, Defense, Industrial and Medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.

More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures.

Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales from continuing operations" less sales derived from acquisitions completed or businesses disposed of that did not qualify for accounting as a discontinued operation during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and nine-month fiscal periods ended October 1, 2021 and October 2, 2020, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 1. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net sales	$179,836	$213,959	$533,846	$599,171
Acquisition Sales	—	—	—	—
Sales of Disposed Business	—	2,804	1,704	16,102
Organic Sales	$179,836	$211,155	$532,142	$583,069
$ Change	(31,319)		(50,927)
% Change	(14.8)%		(8.7)%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the periods presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and nine-month fiscal periods ended October 1, 2021 and October 2, 2020. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 2. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$179,836	$213,959	$533,846	$599,171

Earnings (loss) from continuing operations, net of tax	14,667	(38,507)	34,507	(39,014)

Interest expense, net	3,646	5,327	12,232	14,382
Income tax expense (benefit)	4,447	679	10,156	(1,022)
Non-service pension and post retirement benefit income	(6,612)	(4,063)	(19,832)	(12,188)
Other (income) expense, net	(172)	(534)	275	(424)
Depreciation and amortization	9,083	12,390	27,474	32,204
Other Adjustments:
Non cash, non tax goodwill impairment charge	—	50,307	—	50,307
Restructuring and severance costs	2,611	1,541	5,479	7,820
Cost associated with corporate development activities	136	1,866	551	4,332
Bal Seal acquisition costs	—	14	—	8,461
Cost of acquired Bal Seal retention plans	—	5,703	—	17,110
Inventory step-up associated with Bal Seal acquisition	—	—	—	2,355
Costs from transition services agreement	24	3,019	1,728	11,532
Income from transition services agreement	(14)	(1,829)	(931)	(7,853)
Senior leadership transition	—	280	—	280
Reversal of employee tax-related matters in foreign operations	—	(648)	—	(1,859)
Reversal of environmental accrual at GRW	—	—	—	(264)
Loss (gain) on sale of business	—	—	234	(493)
Adjustments	$13,149	$74,052	$37,366	$124,680

Adjusted EBITDA from continuing operations	$27,816	$35,545	$71,873	$85,666
Adjusted EBITDA margin	15.5%	16.6%	13.5%	14.3%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 2, 2021.

Table 3. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended			For the Three Months Ended
	October 1, 2021			October 2, 2020
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
GAAP Earnings (loss) from continuing operations, as reported	$19,114	$14,667	$0.53	$(37,828)	$(38,507)	$(1.39)

Adjustments:
Noncash, non tax goodwill impairment charge	—	—	—	50,307	50,307	1.82
Restructuring and severance costs	2,611	2,003	0.07	1,541	1,187	0.04
Costs associated with corporate development activities	136	104	—	1,866	1,437	0.05
Bal Seal acquisition costs	—	—	—	14	11	—
Cost of acquired Bal Seal retention plans	—	—	—	5,703	4,423	0.16
Costs from transition services agreement	24	18	—	3,019	2,325	0.08
Income from transition services agreement	(14)	(11)	—	(1,829)	(1,409)	(0.05)
Senior leadership transition	—	—	—	280	216	0.01
Employee tax-related matters in foreign operations	—	—	—	(648)	(648)	(0.02)
Adjustments	$2,757	$2,114	$0.07	$60,253	$57,849	$2.09

Adjusted Earnings from continuing operations	$21,871	$16,781	$0.60	$22,425	$19,342	$0.70

Diluted weighted average shares outstanding			27,888			27,687

	For the Nine Months Ended			For the Nine Months Ended
	October 1, 2021			October 2, 2020
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
GAAP Earnings (loss) from continuing operations, as reported	$44,663	$34,507	$1.24	$(40,036)	$(39,014)	$(1.41)

Adjustments:
Noncash, non tax goodwill impairment charge	—	—	—	50,307	50,307	1.82
Restructuring and severance costs	5,479	4,280	0.15	7,820	6,023	0.22
Costs associated with corporate development activities	551	432	0.02	4,332	3,337	0.12
Bal Seal acquisition costs	—	—	—	8,461	6,517	0.24
Cost of acquired Bal Seal retention plans	—	—	—	17,110	13,269	0.47
Inventory step-up associated with Bal Seal acquisition	—	—	—	2,355	1,826	0.06

Costs from transition services agreement	1,728	1,370	0.05	11,532	8,882	0.32
Income from transition services agreement	(931)	(739)	(0.03)	(7,853)	(6,048)	(0.22)
Senior leadership transition	—	—	—	280	216	0.01
Employee tax-related matters in foreign operations	—	—	—	(1,859)	(1,692)	(0.06)
Reversal of environmental accrual at GRW	—	—	—	(264)	(198)	(0.01)
Loss (gain) on sale of business	234	234	0.01	(493)	(370)	(0.01)
Tax effect on sale of UK operations	287	287	0.01	—	—	—
Adjustments	$7,348	$5,864	$0.21	$91,728	$82,069	$2.96

Adjusted Earnings from continuing operations	$52,011	$40,371	$1.45	$51,692	$43,055	$1.55

Diluted weighted average shares outstanding			27,889			27,718

Adjusted Free Cash Flow from continuing operations - Adjusted Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period and any adjustments that are representative of the Company's cash generation or usage in the period. For 2021 we will adjust free cash flow to remove the cash payment made to Bal Seal employees under the retention plan established by the former owners of Bal Seal. Management believes Free Cash Flow from continuing operations and Adjusted Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations and Adjusted Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations and Adjusted Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Adjusted Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations”, “Expenditures for property, plant & equipment” and “Cash paid for acquired retention plans”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 4. Adjusted Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	October 1, 2021	July 2, 2021	October 1, 2021
Net cash provided by (used in) operating activities from continuing operations	$14,123	$(14,723)	$28,846
Expenditures for property, plant & equipment	(11,364)	(8,102)	(3,262)
Cash paid for acquired retention plans (1)	25,108	25,108	—
Adjusted Free Cash Flow from continuing operations	$27,867	$2,283	$25,584
(1) Operating cash flow from continuing operations includes the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners accounted for as compensation under ASC 805

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and UK Composites business and disruption of management time from ongoing business operations relating thereto; (ii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions, including the elimination of Overseas Contingency Operations funding, or automatic sequestration); (iv) the global economic impact of the COVID-19 pandemic; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including the sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions, including the December 2020 Bal Seal incident; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) the continued availability of raw materials and other commodities in adequate supplies, including supply chain disruptions, and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) future repurchases and/or issuances of common stock; (xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth herein and in our 2020 Form 10-K and our Third Quarter Form 10-Q filed November 2, 2021.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
Rebecca Stath
Vice President and Controller
(860) 286-4127
Rebecca.stath@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net sales	$179,836	$213,959	$533,846	$599,171
Cost of sales	116,771	147,084	355,930	407,926
Gross profit	63,065	66,875	177,916	191,245
Selling, general and administrative expenses	39,335	36,764	116,182	128,488
Goodwill impairment	—	50,307	—	50,307
Research and development costs	2,540	3,634	10,004	11,336
Intangible asset amortization expense	2,624	4,826	7,898	11,269
Costs from transition services agreement	24	3,019	1,728	11,532
Cost of acquired retention plans	—	5,703	—	17,110
Restructuring and severance costs	2,611	1,541	5,479	7,820
Loss (gain) on sale of business	—	—	234	(493)
Net (gain) loss on sale of assets	(31)	8	(16)	(5)
Operating income (loss)	15,962	(38,927)	36,407	(46,119)
Interest expense, net	3,646	5,327	12,232	14,382
Non-service pension and post retirement benefit income	(6,612)	(4,063)	(19,832)	(12,188)
Income from transition services agreement	(14)	(1,829)	(931)	(7,853)
Other (income) expense, net	(172)	(534)	275	(424)
Earnings (loss) from continuing operations before income taxes	19,114	(37,828)	44,663	(40,036)
Income tax expense (benefit)	4,447	679	10,156	(1,022)
Earnings (loss) from continuing operations	14,667	(38,507)	34,507	(39,014)
Earnings from discontinued operations before gain on disposal, net of tax	—	—	—	—
Gain on disposal of discontinued operations, net of tax	—	—	—	692
Total earnings from discontinued operations	—	—	—	692
Net earnings (loss)	$14,667	$(38,507)	$34,507	$(38,322)

Earnings per share:
Basic earnings (loss) per share from continuing operations	$0.53	$(1.39)	$1.24	$(1.41)
Basic earnings per share from discontinued operations	0.00	0.00	0.00	0.03
Basic earnings (loss) per share	$0.53	$(1.39)	$1.24	$(1.38)
Diluted earnings (loss) per share from continuing operations	$0.53	$(1.39)	$1.24	$(1.41)
Diluted earnings per share from discontinued operations	0.00	0.00	0.00	0.03
Diluted earnings (loss) per share	$0.53	$(1.39)	$1.24	$(1.38)
Average shares outstanding:
Basic	27,882	27,687	27,855	27,718
Diluted	27,888	27,687	27,889	27,718

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	October 1, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$121,458	$104,377
Restricted cash	—	25,121
Accounts receivable, net	80,849	153,806
Contract assets	128,824	108,645
Contract costs, current portion	1,533	3,511
Inventories	195,700	185,072
Income tax refunds receivable	2,123	5,269
Other current assets	14,488	12,173
Total current assets	544,975	597,974
Property, plant and equipment, net of accumulated depreciation of $246,431 and $228,984, respectively	199,955	210,852
Operating right-of-use assets, net	11,091	12,880
Goodwill	242,366	247,244
Other intangible assets, net	141,055	150,198
Deferred income taxes	34,061	39,809
Contract costs, noncurrent portion	10,389	8,311
Other assets	37,808	39,125
Total assets	$1,221,700	$1,306,393
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$38,738	$60,200
Accrued salaries and wages	40,639	70,552
Contract liabilities, current portion	10,719	39,073
Operating lease liabilities, current portion	4,215	4,305
Income taxes payable	1,228	19
Liabilities held for sale, current portion	—	18,086
Other current liabilities	42,291	36,177
Total current liabilities	137,830	228,412
Long-term debt, excluding current portion, net of debt issuance costs	188,407	185,401
Deferred income taxes	7,180	7,381
Underfunded pension	37,326	69,610
Contract liabilities, noncurrent portion	15,426	11,019
Operating lease liabilities, noncurrent portion	7,556	9,325
Liabilities held for sale, noncurrent portion	—	1,171
Other long-term liabilities	41,226	47,636
Commitments and contingencies (Note 14)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,414,184 and 30,278,668 shares issued, respectively	30,414	30,279
Additional paid-in capital	246,516	238,829
Retained earnings	746,300	728,764
Accumulated other comprehensive income (loss)	(115,322)	(130,821)
Less 2,569,169 and 2,555,785 shares of common stock, respectively, held in treasury, at cost	(121,159)	(120,613)
Total shareholders’ equity	786,749	746,438
Total liabilities and shareholders’ equity	$1,221,700	$1,306,393

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Nine Months Ended
	October 1, 2021	October 2, 2020
Cash flows from operating activities:
Net earnings (loss)	$34,507	$(38,322)
Less: Total earnings from discontinued operations	—	692
Earnings (loss) from continuing operations	$34,507	$(39,014)
Adjustments to reconcile net earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	27,474	32,204
Amortization of debt issuance costs	1,406	1,325
Accretion of convertible notes discount	2,191	2,132
Provision for doubtful accounts	373	570
Goodwill impairment	—	50,307
Loss (gain) on sale of business	234	(493)
Net gain on sale of assets	(16)	(5)
Net loss on derivative instruments	815	144
Stock compensation expense	5,684	4,254
Deferred income taxes	4,822	6,590
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	71,434	(19,556)
Contract assets	(19,940)	(5,085)
Contract costs	(99)	(48)
Inventories	(12,435)	(18,273)
Income tax refunds receivable	3,145	(4,431)
Operating right of use assets	1,739	427
Other assets	1,042	526
Accounts payable - trade	(21,829)	(18,258)
Contract liabilities	(24,036)	(26,165)
Operating lease liabilities	(1,810)	(498)
Acquired retention plan payments	(25,108)	—
Other current liabilities	(2,698)	5,997
Income taxes payable	1,173	(3,464)
Pension liabilities	(29,256)	(18,662)
Other long-term liabilities	(4,689)	(2,903)
Net cash provided by (used in) operating activities of continuing operations	14,123	(52,379)
Cash flows from investing activities:
Proceeds from sale of discontinued operations	—	5,223
Proceeds from sale of business, net of cash on hand	(3,428)	493
Expenditures for property, plant & equipment	(11,364)	(14,232)
Acquisition of businesses, net of cash acquired	—	(304,661)
Other, net	(502)	(2,097)
Net cash used in investing activities of continuing operations	(15,294)	(315,274)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	—	101,100
Purchase of treasury shares	(459)	(14,205)
Dividends paid	(16,672)	(16,675)
Other, net	4,086	2,843
Net cash (used in) provided by financing activities of continuing operations	(13,045)	73,063
Net decrease in cash and cash equivalents	(14,216)	(294,590)
Effect of exchange rate changes on cash and cash equivalents	(415)	458
Cash and cash equivalents and restricted cash at beginning of period	136,089	471,540
Cash and cash equivalents and restricted cash at end of period	$121,458	$177,408